UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2017

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Awards

On March 21, 2017, the board of directors of the general partner (the “General Partner”) of Sanchez Production Partners LP (the “Partnership”) approved the grant of restricted units pursuant to the Partnership’s Long-Term Incentive Plan (the “Plan”) to certain executive officers of the General Partner as indicated in the following table in lieu of a cash bonus for fiscal 2016:

Award Recipient	Title	Number of Restricted Units
Gerald F. Willinger	Chief Executive Officer	82,191

Patricio D. Sanchez	Chief Operating Officer	54,794

Charles C. Ward	Chief Financial Officer	34,246

The grants of the restricted units were made pursuant to an Award Agreement Relating to Restricted Units (the “Award Agreement”). The restricted units vest on the first anniversary date of their grant. Except in connection with a change in control (as defined in the Plan), participant Disability (as defined in the Plan), or Involuntary Termination (as defined in the Award Agreement) or in the discretion of the board of directors of the General Partner, any unvested restricted units will be forfeited upon such time as the grantee is no longer an officer, employee, consultant or director of the Partnership, the General Partner, any of their affiliates or any other person performing bona fide services for the Partnership and its subsidiaries.

The foregoing description of the Award Agreement is not complete and is qualified in its entirety by reference to the full text of the Plan and the Award Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	Form of Award Agreement Relating to Restricted Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP

	By:	Sanchez Production Partners GP LLC,
its general partner

Date: March 28, 2017	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

10.1	Form of Award Agreement Relating to Restricted Units

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